UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 02, 2024

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 2, 2024, the Board of Directors (the “Board”) of Meta Materials Inc. (the “Company”) approved a reduction in its workforce by approximately 80% of its employees (the “Workforce Reduction”) in order to preserve cash resources. The Workforce Reduction is expected to be completed over the next few weeks. The Company plans to retain certain employees who are expected to remain with the Company to assist with its exploration of strategic alternatives.

The Company estimates that it will incur aggregate charges in connection with the Workforce Reduction of approximately $2.3 million, which relate to severance payments, benefits and related costs. The estimate of the charges that the Company expects to incur in connection with the Workforce Reduction, and the timing thereof, are subject to several assumptions and the actual amounts incurred may differ materially from these estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Workforce Reduction.

The Company continues to evaluate all available strategic alternatives including, but not limited to, the divestiture of assets, additional financing security and/or the sale of the Company. There can be no assurance regarding the outcome of this process. Without an influx of cash to support operations, the Company faces financial hardship that may result in shuttering facilities and/or bankruptcy proceedings.

Item 8.01.	Other Events.

On May 3, 2024, the Company issued a press release announcing the Workforce Reduction and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report, including Exhibit 99.1 hereto, includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the costs associated with the Workforce Reduction, the expected timing of implementing and completing the Workforce Reduction, and the Company’s review and evaluation of potential strategic alternatives. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company. For a discussion of these risks and uncertainties, and other important factors, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent filings with the Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC.

Forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 3, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	May 3, 2024	By:	/s/ Uzi Sasson
Uzi Sasson President and Chief Executive Officer